Exhibit 99
                                                                    ----------
                       DOL Filing Confirmation




I certify that the Plan Administrator of the MCI Communications Corporation Employee Stock Ownership Plan and 401(k) has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                    EIN #
                                                               --------------
Mellon Bank Temporary Investment Fund                          25-6078903-980



                         MCI COMMUNICATIONS CORPORATION
                         RETIREMENT SAVINGS PLAN - PART
                          II OF THE MCI COMMUNICATIONS
                           CORPORATION EMPLOYEE STOCK
                              OWNERSHIP AND 401(k)



Date:  June 28, 1996                         By: David M. Case
                                                 ------------------------------
                                                 David M. Case
                                                 Vice President and Controller
                                                 MCI Communications Corporation








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